SECURITIES AND EXCHANGE COMMISSION
                                                Washington, DC  20549


                                                      FORM 8-K


                                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                      OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          November 2, 2001


                                UCI Medical Affiliates, Inc.
                                ----------------------------
              (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                        0-13265            59-2225346
 (State or Other Jurisdiction of Incorporation)  (Commission File Number)   (IRS Employer Identification)



                     4416 Forest Drive, Columbia, South Carolina 29206
                 ----------------------------------------------------
              (Address, Including Zip Code of Principal Executive Offices)


                                (803) 782-4278
                             -----------------
                 (Registrant's Telephone Number, Including Area Code)


                                       N/A
              (Former Name or Former Address, if Changed Since Last Report)

Item 3.  Bankruptcy or Receivership

On November 2, 2001 UCI Medical Affiliates, Inc., a Delaware corporation (the "Company"), its wholly-owned subsidiaries, UCI Medical Affiliates of South Carolina, Inc. and UCI Medical Affiliates of Georgia, Inc., each a South Carolina corporation (collectively the "Subsidiaries"), and its affiliates, Doctor's Care, P.A., a South Carolina corporation, Doctor's Care of Tennessee, P.C., a Tennessee corporation, and Doctor's Care of Georgia, P.C., a Georgia corporation (collectively, the "Affiliates"), filed voluntary petitions for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of South Carolina. The Bankruptcy Court assumed jurisdiction over the Company, the Subsidiaries, and the Affiliates on November 2, 2001, and the existing officers and directors have been left in possession of the respective bankruptcy estates subject to the supervision and orders of the Bankruptcy Court.

A copy of the Press Release discussing these matters is attached hereto as
Exhibit 99.1 and incorporated by reference herein (page 3 of 3).

Item 7.           Financial Statements and Exhibits.

         (a) - (b)         Not applicable.

         (c)  Exhibits.

         Exhibit 99.1 - Press Release of Company dated November 2, 2001.

                                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UCI MEDICAL AFFILIATES, INC.



Date: November 9, 2001              By:     /s/ Jerry F. Wells, Jr., CPA
                                            ----------------------------
                            Jerry F. Wells, Jr., CPA
                            Executive Vice President of Finance and
                            Chief Financial Officer

                                  Exhibit 99.1

News Release

        UCI Medical Affiliates, Inc. Files for Chapter 11 Reorganization

     Columbia, SC, November 2, 2001. UCI Medical Affiliates, Inc., and its wholly-owned subsidiaries, UCI Medical Affiliates of South Carolina, Inc. and UCI Medical Affiliates of Georgia, Inc., and its affiliates, Doctor's Care, P.A., Doctor's Care of Tennessee, P.C., and Doctor's Care of Georgia, P.C. filed for protection today under Chapter 11 of the U.S. Bankruptcy Code. The company, its subsidiaries, and its affiliates made the filings in the U.S. Bankruptcy Court for the District of South Carolina in Columbia, South Carolina.

The company cited its heavily burdened debt structure and lack of liquidity, as well as the overall slowdown in the U.S. economy, as factors contributing to the filing. The company added that the reorganization under Chapter 11 should enable the company to immediately address its liquidity and debt restructuring problems. M.F. McFarland, M.D., the company's president and chief executive officer, stated, "The Chapter 11 filing is the first step in our efforts to address the challenges facing the company in today's market. We are confident that our reorganization under the court's supervision will enable us to emerge from Chapter 11 with stronger prospects for the future." Dr. McFarland further stated that the Chapter 11 filing should have little impact on its employees or on the patients who visit the medical centers managed by the company.

Headquartered in Columbia, South Carolina, UCI Medical Affiliates, Inc. provides nonmedical management and administrative services to medical centers located in South Carolina and Tennessee. These medical centers operate under the name "Doctor's Care."


FORWARD LOOKING STATEMENTS

Information set forth in this News Release may contain statements and information, which describe or reflect the company's beliefs concerning future business conditions and the outlook for the company. These forward-looking statements are subject to risks, uncertainties and other facts that could cause the company's actual results, performance or achievement to differ materially from those expressed in, or implied by, these statements. These risks, uncertainties and other factors include, but are not limited to, the following: the company's ability to negotiate and implement a reorganization plan, to address its financing requirements in light of its existing debt obligations and market conditions, to obtain bankruptcy court approvals as requested, and to compete effectively with other healthcare providers; the reimbursement policies for insurance companies and other third-party payors of medical services; and the uncertain and unstable legal environment for healthcare providers. Please refer to the company's documents on file with the Securities and Exchange Commission for other risks and uncertainties.